UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 7, 2016

Buckeye Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9356	23-2432497
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Greenway Plaza
Suite 600
Houston, TX	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On November 7, 2016, Buckeye Partners, L.P. (“the Partnership”) entered into an Eleventh Supplemental Indenture, between the Partnership and U.S. Bank National Association (successor-in-interest to SunTrust Bank), as trustee (the “Eleventh Supplemental Indenture”), pursuant to an Indenture, dated as of July 10, 2003, as amended and supplemented by the Eleventh Supplemental Indenture, in connection with the issuance and sale of $600.0 million aggregate principal amount of the Partnership’s 3.95% senior unsecured notes due 2026 (the “Notes”). A copy of the Eleventh Supplemental Indenture is filed as Exhibit 4.1 to this report and is incorporated by reference herein. The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-200443).

The foregoing description of the Eleventh Supplemental Indenture is qualified in its entirety by reference to the full text of the Eleventh Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Eleventh Supplemental Indenture, dated November 7, 2016, between Buckeye Partners, L.P. and U.S. Bank National Association (successor-in-interest to SunTrust Bank), as trustee
5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Notes
12.1	Computation of ratios of earnings to fixed charges
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	/s/ Todd J. Russo
Todd J. Russo
Senior Vice President, General Counsel and Secretary

Dated November 7, 2016

Exhibit Index

4.1	Eleventh Supplemental Indenture, dated November 7, 2016, between Buckeye Partners, L.P. and U.S. Bank National Association (successor-in-interest to SunTrust Bank), as trustee
5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Notes
12.1	Computation of ratios of earnings to fixed charges
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1)